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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' and 'Selected Consolidated Financial and Other Operating Data' and to the use of our report dated March 13, 1998 (except Notes 1, 5 and 7, as to which the date is May 21, 1998), in the Registration Statement (Form S-1) and related Prospectus
of Time Warner Telecom Inc. for the registration of $200 million principal    %
Senior Notes Due 2008 and $150 million principal    % Senior Discount Notes Due
2008.

                                          Ernst & Young LLP

New York, New York
May 22, 1998

     The foregoing consent is in the form that will be signed upon the effective date of the Company's registration of Class A Common Stock in a registration statement on a Form S-1 and the concurrent change in the Company's operating and legal structure from a partnership to a corporation.

                                          Ernst & Young LLP

New York, New York
May 22, 1998



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